                                                                  Exhibit 10.5

[NOTE: CERTAIN PORTIONS OF THIS DOCUMENT HAVE BEEN MARKED TO INDICATE THAT CONFIDENTIALITY HAS BEEN REQUESTED FOR THIS CONFIDENTIAL INFORMATION. THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

    AGREEMENT, made as of the 24th day of July 1996, by and between GENERAL ELECTRIC COMPANY (hereinafter called "GE"), a corporation organized and existing under the laws of the State of New York and PRINCETON VIDEO IMAGE, INC. (hereinafter called "LICENSEE"), a corporation organized and existing under the laws of the State of New Jersey.


                              W I T N E S S E T H:

    In consideration of the covenants and conditions herein contained, the parties hereto agree as follows:


                                    ARTICLE I
                                   DEFINITIONS

    For the purpose of this Agreement, the following terms are defined:

    SECTION 1. "CONTRACT APPARATUS" means equipment for electronically altering images in any television program for advertising purposes or for any purpose in television programs whose principal focus is sports and specifically includes the use of such equipment in furnishing the service of such electronic altering.

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                                      -2-

    SECTION 2.

         (a) "SUBSIDIARY" means a corporation or other business entity in which GE or LICENSEE, as the case may be, now or hereafter controls, directly or indirectly, (a) in the case of the corporation, the majority of the stock entitled to vote for the election of directors or persons performing similar functions, and (b) in the case of any other business entity, equivalent control of the ownership thereof. However, any such corporation or other business entity shall be deemed to be a SUBSIDIARY only so long as such control exists.

         (b) "AFFILIATION" means the relationship between LICENSEE and each of its SUBSIDIARIES, and between any two or more of such SUBSIDIARIES, and any other relationship, contract, arrangement, method or device wherein, with respect to any matter or thing which affects the amounts payable hereunder, one or more of the parties to a transaction has or exercises, or has the power to exercise, directly or indirectly, in any manner, control, direction or restraint of the other or others, or wherein two or more of such parties in any manner, directly or indirectly, are subject to common control, direction or restraint.

    SECTION 3.

         (a) "PATENTS" means letters patent and utility models, and includes all reissues, division, continuations in whole or in part, renewals and extensions thereof and licenses, rights and privileges to or under such letters patent and utility models.

         (b) "GE's PATENTS" means PATENTS (as hereinabove defined) owned or controlled by GE and/or its SUBSIDIARIES and administered by GE and RCA LICENSING MANAGEMENT OPERATION, INC. during the term of this Agreement, with respect to which and to the extent to which, and subject to the conditions under which, GE shall have the right to grant licenses to LICENSEE during the term of this Agreement.

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                                      -3-

                                   ARTICLE II
                                    LICENSES


    SECTION 1. GE hereby grants to LICENSEE a non-transferable, indivisible, non-exclusive license under all of GE's PATENTS of the United States and foreign countries, including all such PATENTS which GE may obtain during the term of this Agreement, to make, have made, use, sell, lease or otherwise dispose of CONTRACT APPARATUS.

    SECTION 2. In the event that LICENSEE grants licenses to a third party or parties under its own intellectual property rights (hereinafter called "AFFILIATED COMPANIES"), then, during the term of this Agreement, GE agrees not to assert its PATENTS against CONTRACT APPARATUS that are made, used, sold or leased under license by such AFFILIATED COMPANIES and with respect to which compensation is paid under Article III hereof by LICENSEE to GE.

    SECTION 3. Anything in this Agreement to the contrary notwithstanding, no license is herein granted with respect to electron tubes, solid state devices or plastics. Nothing in this Agreement and no act or acts hereunder shall be construed as or result in conveying any license to LICENSEE or to any third party, expressly or by implication, estoppel or otherwise, excepting the licenses granted to LICENSEE pursuant to this Article II.

    SECTION 4. In the event that LICENSEE desires to expand the definition of CONTRACT APPARATUS to include other fields of use, at LICENSEE'S request, GE will consider such expansion on terms and conditions to be agreed upon.

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                                      -4-

                                  ARTICLE III
                                 COMPENSATION

    SECTION 1. For the rights granted herein, LICENSEE shall pay compensation to GE with respect to CONTRACT APPARATUS used, sold, leased or otherwise disposed of by LICENSEE during the term of this Agreement as follows:


    [CONFIDENTIAL TREATMENT REQUESTED]


    SECTION 2. Within thirty (30) days after June 30 and December 31 of each year during the term of this Agreement, LICENSEE shall furnish to GE a statement certified by an officer or authorized representative of LICENSEE stating the gross revenue of LICENSEE and its SUBSIDIARIES during the preceding calendar half year and the total amounts of compensation payable to GE hereunder for such calendar half year, and LICENSEE shall at the time of furnishing each such statement pay such amount of compensation. The first such statement shall include the information specified above for all such gross revenue of LICENSEE and its SUBSIDIARIES from the effective date of this Agreement to the last day of the calendar half year covered by such statement. Similar statements likewise shall be rendered, and payment made, to GE within thirty (30) days after and as of the date of any termination of this Agreement covering the period from the end of that covered by the last preceding statement to the date of such termination and including all gross revenue of LICENSEE and its SUBSIDIARIES

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                                      -5-

received or accrued during the term of this Agreement. In the event that any payments due to GE under this Agreement are not made in full within the time allowed in this Section 2, after receipt of the overdue amount, GE shall invoice LICENSEE for the interest accrued and payable in accordance with
Section 4 of this Article III. LICENSEE shall pay the net amount of interest invoiced within thirty (30) days of the date of invoice.

    SECTION 3. LICENSEE shall keep and cause its SUBSIDIARIES to keep true and accurate records, files and books of account containing all the data reasonably required for the full computation and verification of the amounts to be paid and the information to be given in the statements herein provided for, and shall at all reasonable times permit GE from time to time adequately to inspect the same for the purpose of determining the amounts payable by LICENSEE pursuant to Section 1 of this Article III. Such examination shall be performed at GE's expense by an authorized representative of GE at any time during normal working hours.

    SECTION 4. LICENSEE shall pay interest to GE from the date due to the date of payment upon any and all amounts overdue and payable hereunder at a rate or rates equal to three percent (3.0%) over the published prime rate of the Morgan Guaranty Trust Company, New York, as in effect from time to time during the period that any such amount is overdue, compounded annually.


                                  ARTICLE IV
                             TERM AND TERMINATION

    SECTION 1. This Agreement shall become effective as of the date first above written, and shall continue in effect, unless sooner terminated as elsewhere provided in this Agreement, for a period of five (5) years from such effective date.

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                                      -6-

    SECTION 2.

         (a) If LICENSEE shall at any time default in rendering any of the statements required hereunder, or in the payment of any monies due hereunder, or in fulfilling any of the other obligations or conditions hereof, and such default shall not be cured within thirty (30) days after written notice from GE to LICENSEE specifying the nature of the default, GE shall have the right to terminate this Agreement by giving written notice of termination to LICENSEE at any time thereafter, and upon the giving of such notice of termination this Agreement shall thereupon terminate. LICENSEE shall have the right to cure any such default up to but not after the date of the giving of such notice of termination.

         (b) GE shall also have the right to terminate this Agreement, to the full extent permitted by law, by giving written notice of termination to LICENSEE at any time upon or after the filing by LICENSEE of a petition in bankruptcy or insolvency, or upon or after any adjudication that LICENSEE is bankrupt or insolvent, or upon or after the filing by LICENSEE of any petition or answer seeking reorganization, readjustment or arrangement of the business of LICENSEE under any law relating to bankruptcy or insolvency, or upon or after the appointment of a receiver for all or substantially all of the property of the LICENSEE, or upon or after the making by LICENSEE of any assignment or attempted assignment for the benefit of creditors, or upon or after the institution of any proceedings for the liquidation or winding up of LICENSEE's business or for the termination of its corporate charter; and this Agreement shall terminate upon the giving of such notice of termination.

    SECTION 3. Upon termination of this Agreement, by expiration or otherwise, the licenses and the obligations hereunder shall cease and terminate, except that such licenses shall continue as to all specific units of CONTRACT APPARATUS

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                                      -7-

manufactured by LICENSEE prior to, or actually in manufacture upon, the date of termination of this Agreement and CONTRACT APPARATUS services rendered prior to, or agreed to be rendered upon, said date of termination, to the extent to which compensation has been paid to GE in accordance with Article III hereof with respect to such units and/or services. No termination of this Agreement by expiration or otherwise shall release LICENSEE from any of its obligations accrued hereunder or rescind or give rise to any right to rescind anything done or any payment made hereunder prior to the time such termination became effective.

    SECTION 4. No failure or delay on the part of GE in exercising its right of termination hereunder for any one or more causes shall be construed to prejudice its right of termination for such or for any other or subsequent cause.

                                  ARTICLE V
                                MISCELLANEOUS

    SECTION 1. This Agreement shall be binding upon and inure to the benefit of the SUBSIDIARIES and successors in interest of the parties, and the assigns of GE. Should all, or substantially all, of the business of LICENSEE relating to CONTRACT APPARATUS be transferred by LICENSEE, LICENSEE's rights and obligations under this Agreement may be assigned to the transferee of such business upon the written consent of GE, which consent shall not be unreasonably withheld. Such rights and obligations shall not be otherwise assignable by LICENSEE in whole or in part. At any time, upon request of GE, LICENSEE shall supply to GE in writing a complete list of its

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                                      -8-

SUBSIDIARIES and AFFILIATED COMPANIES current as of the date of such request unless otherwise stated in that request. Thereafter LICENSEE shall notify GE in writing of any changes therein within thirty (30) days after any such change.

    SECTION 2. GE makes no warranty or representation with respect to the issuance, validity, scope or duration of any of GE's PATENTS, and GE shall not be held responsible should any of GE's PATENTS be prematurely terminated for any cause whatsoever.

    SECTION 3. All matters relating to this Agreement, including its construction and performance, shall be governed by the law of the State of New York.

    SECTION 4. Any notice required or permitted to be given hereunder shall be in writing, and in the case of LICENSEE shall be addressed to:


                     Princeton Video Image, Inc.
                     15 Princess Road
                     Lawrenceville, NJ 08648


and in the case of GE to:

                      General Electric Company
          GE and RCA Licensing Management Operation, Inc.


Postal Address:                         Courier Address:
--------------                         ----------------
P.O. Box 2023                          Two Independence Way
Princeton, N. J. 08543-2023            Princeton, N. J. 08540
U.S.A.                                 U.S.A.

                     Facsimile: 609-734-9442

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                                     -9-

    SECTION 5. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter of this Agreement and merges all prior discussions, negotiations and agreements, written, oral or implied, between them relating to the subject matter, and neither of the parties shall be bound by any conditions, definitions, warranties or representations with respect to the subject matter of this Agreement, other than as expressly provided in this Agreement or as duly set forth on or subsequent to the date hereof in writing and signed by a proper and duly authorized representative of the party to be bound thereby.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.


GENERAL ELECTRIC COMPANY               PRINCETON VIDEO IMAGE, INC.


By:  /s/ Kevin H. Weidling             By:  /s/ Brown F Williams
    --------------------------              ---------------------------
    Kevin H. Weidling                       Brown F Williams, Chairman
                                                  of the Board


Date: November 17, 1997                Date:  November 17, 1997
      ------------------------                --------------------------